Exhibit 99.1

TripAdvisor Reports Second Quarter 2015 Financial Results

NEEDHAM, MA, July 23, 2015 — TripAdvisor, Inc. (NASDAQ: TRIP) today announced financial results for the second quarter ended June 30, 2015.

•	Total revenue increased 25% (approximately 35% on a constant currency basis) to $405 million, compared to $323 million for the second quarter of 2014.
•

GAAP net income was $58 million, or $0.40 per diluted share, compared to $68 million, or $0.47 per diluted share, for the second quarter of 2014. Non-GAAP net income was $79 million, or $0.54 per diluted share, compared to $81 million, or $0.55 per diluted share, for the second quarter of 2014.

•	Adjusted EBITDA decreased 5% (and increased approximately 15% on a constant currency basis) to $123 million, compared to $129 million for the second quarter of 2014.
•	Cash flow from operating activities was $200 million, or 49% of revenue, up 27% year-over-year; Free cash flow was $177 million, or 44% of revenue, up 30% year-over-year.
•	The Company enhanced its financial position by entering into a $1 billion five-year credit facility, which will be used for general corporate purposes.
•	Average monthly unique visitors grew 30% compared to the second quarter of 2014, reaching 375 million* and TripAdvisor now has 250 million traveler reviews and opinions around the world.
•

The Company signed five new instant booking partnerships, including Marriott International and another major chain. TripAdvisor is now partnered with six of the top 10 global hotel chains to power direct bookings.

“Our long-term business prospects grew stronger in the second quarter,” said Steve Kaufer, President and CEO of TripAdvisor. “We grew content by 50% reaching more than a quarter-of-a-billion reviews and opinions; we grew community by more than 30% to 375 million monthly unique users, we further deepened our relationships with large hotel partners to power direct bookings, and we extended our global reach in our newer attractions and restaurants businesses. We are making tremendous strides towards our long-term goal of helping more users around the world plan and book the perfect trip.”

Second Quarter 2015 Financial Highlights

Total revenue increased 25% to $405 million, compared to $323 million for the second quarter of 2014. Excluding the impact of year-over-year changes in foreign exchange rates, total revenue would have increased by approximately 35% compared to the second quarter of 2014.

•

Click-based advertising revenue (“CPC revenue”) increased 13% to $266 million, and represented 66% of total revenue, compared to 73% for the second quarter of 2014. Excluding the impact of year-over-year changes in foreign exchange rates, click-based advertising revenue would have increased by approximately 24% compared to the second quarter of 2014.

•	Display-based advertising revenue increased 8% to $40 million, and represented 10% of total revenue, compared to 11% for the second quarter of 2014.
•	Subscription, transaction and other revenue increased 94% to $99 million, and represented 24% of total revenue, compared to 16% for the second quarter of 2014.

North America revenue increased 31% to $211 million, and represented 52% of total revenue, compared to 50% for the second quarter of 2014. Europe, Middle East and Africa revenue increased 19% to $127 million, and represented 31% of total revenue, compared to 33% for the second quarter of 2014. Asia-Pacific revenue increased 14% to $48 million, and represented 12% of total revenue, compared to 13% for the second quarter of 2014. Latin America revenue increased 46% to $19 million, and represented 5% of total revenue, compared to 4% for the second quarter of 2014. International revenue (total revenue excluding-U.S. revenue) was 50% of total revenue during the second quarter of 2015, compared to 53% for the second quarter of 2014.

GAAP net income was $58 million, or $0.40 per diluted share, compared to GAAP net income of $68 million, or $0.47 per diluted share, for the second quarter of 2014. Non-GAAP net income for the second quarter of 2015 was $79 million, or $0.54 per diluted share, compared to non-GAAP net income of $81 million, or $0.55 per diluted share, for the second quarter of 2014.

Adjusted EBITDA decreased 5% to $123 million, for an Adjusted EBITDA margin of 30%, compared to Adjusted EBITDA of $129 million and Adjusted EBITDA margin of 40% for the second quarter of 2014. Excluding the impact of year-over-year changes in foreign exchange rates, Adjusted EBITDA would have increased by approximately 15% compared to the second quarter of 2014.

Cash flow from operating activities for the second quarter 2015 was $200 million, an increase of $42 million, or 27%, year-over-year.

As of June 30, 2015, cash and cash equivalents and short and long term marketable securities were $746 million, up $152 million since December 31, 2014.

As of June 30, 2015, TripAdvisor had approximately 3,000 employees, up from approximately 2,400 at June 30, 2014 and 2,900 employees at March 31, 2015.

Segment Information

Hotel segment revenue increased 13% (approximately 22% on a constant currency basis) to $343 million, and represented 85% of total revenue. Hotel segment Adjusted EBITDA decreased 4% to $125 million, for an Adjusted EBITDA margin of 36%. Other segment revenue increased 210% to $62 million, and represented 15% of total revenue. Growth in our Other segment revenue was driven primarily by acquisitions in our attractions and restaurants businesses. Other segment Adjusted EBITDA was negative and decreased to negative $2 million for the second quarter of 2015, and Adjusted EBITDA margin was negative 3%.

In our earnings release and the related conference call or webcast, we may use or discuss such items as: non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, certain non-GAAP operating expenses, free cash flow, non-GAAP revenue before effects of foreign exchange, non-GAAP CPC revenue before effects of foreign exchange and Adjusted EBITDA before effects of foreign exchange, which are defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission, or SEC. Please refer to “Non-GAAP Financial Measures” section for definitions of these non-GAAP financial measures as well as the financial schedules attached to this press release for reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

Second Quarter 2015 Operational Highlights

●	TripAdvisor reached 375 million average monthly unique visitors for an increase of 30% year-over-year.
●

TripAdvisor has 250 million reviews and opinions on 5.2 million places to stay, places to eat and things to do – including 950,000 hotels and accommodations and 720,000 vacation rentals, 3.0 million restaurants and 560,000 attractions around the world.

●

TripAdvisor reached 215 million mobile app downloads, including 195 million downloads of the core TripAdvisor app. TripAdvisor also recently announced the launch of the TripAdvisor app on Apple Watch, Android Wear, and Pebble smartwatches. The free app helps travelers find nearby things to do with access to TripAdvisor traveler reviews and ratings of hotels, restaurants and attractions.

●

TripAdvisor expanded its relationships with Marriott International and another major chain as well as Mandarin Oriental, Langham Hospitality, and Americinn, adding these chains to the TripAdvisor instant booking platform.

●

TripAdvisor acquired Sydney, Australia-based Dimmi and has extended its global restaurant reservation business into 12 countries, including: Australia, Belgium, Brazil, Denmark, France, Italy, Portugal, Spain, Sweden, Switzerland, Turkey, and the Netherlands.

●

TripAdvisor unveiled a new global brand name for TripAdvisor in Chinese: Mao Tu Ying, which means “owl” and “journey” and reinforces that TripAdvisor provides smart advice for travelers by travelers around the world.

●	TripAdvisor announced its 5th annual Certificate of Excellence award winners, recognizing over 340,000 outstanding businesses worldwide, including hotels, restaurants and attractions.

Conference Call

TripAdvisor will host a conference call today, July 23, 2015 at 4:30 p.m., Eastern Time, to discuss TripAdvisor’s Second Quarter 2015 operating results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 56814001) until July 30, 2015 and the webcast will be accessible at http://ir.tripadvisor.com/events.cfm for at least twelve months following the conference call.

About TripAdvisor

TripAdvisor® is the world's largest travel site**, enabling travelers to plan and book the perfect trip. TripAdvisor offers trusted advice from real travelers and a wide variety of travel choices and planning features with seamless links to booking tools that check hundreds of websites to find the best hotel prices. TripAdvisor branded sites make up the largest travel community in the world, reaching 340 million unique monthly visitors, and more than 250 million reviews and opinions covering 5.2 million accommodations, restaurants and attractions. The sites operate in 45 countries worldwide. TripAdvisor also includes TripAdvisor for Business, a dedicated division that provides the tourism industry access to millions of monthly TripAdvisor visitors.

TripAdvisor, Inc. (NASDAQ: TRIP) manages and operates websites under 24 other travel media brands: www.airfarewatchdog.com, www.bookingbuddy.com, www.cruisecritic.com, www.everytrail.com, www.familyvacationcritic.com, www.flipkey.com, www.thefork.com (including www.lafourchette.com, www.eltenedor.com, www.iens.nl, www.besttables.com and www.dimmi.com.au), www.gateguru.com, www.holidaylettings.co.uk, www.holidaywatchdog.com, www.independenttraveler.com, www.jetsetter.com, www.niumba.com, www.onetime.com, www.oyster.com, www.seatguru.com, www.smartertravel.com, www.tingo.com, www.travelpod.com, www.tripbod.com, www.vacationhomerentals.com, www.viator.com, www.virtualtourist.com, and www.kuxun.cn.

* Source: TripAdvisor log files, average monthly unique users, Q2 2015

** Source: comScore Media Metrix for TripAdvisor Sites, worldwide, December 2014

© 2015 TripAdvisor, Inc. All rights reserved.

TripAdvisor, Inc.

SELECTED FINANCIAL INFORMATION

Consolidated Statements of Operations

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenue	$405	$363	$323	$768	$604

Costs and expenses:
Cost of revenue	16	13	9	29	17
Selling and marketing (1)	192	157	127	350	228
Technology and content (1)	50	49	41	99	79
General and administrative (1)	44	33	32	77	58
Depreciation	15	14	11	28	21
Amortization of intangible assets	9	7	3	16	5
Total costs and expenses	326	273	223	599	408
Operating income	79	90	100	169	196
Total other expense, net	3	(4)	(2)	(1)	(4)
Income before income taxes	82	86	98	168	192
Provision for income taxes	(24)	(23)	(30)	(47)	(56)
Net income	$58	$63	$68	$121	$136

Earnings per share attributable to common stockholders:
Basic	$0.40	$0.44	$0.48	$0.85	$0.95
Diluted	$0.40	$0.43	$0.47	$0.83	$0.93

Weighted average common shares outstanding:
Basic	144	143	143	143	143
Diluted	146	146	146	146	146

(1) Includes stock-based compensation as follows:

Selling and marketing	$4	$4	$3	$8	$6
Technology and content	$7	$6	$6	$13	$12
General and administrative	$7	$6	$6	$13	$11

TripAdvisor, Inc.

Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

(Unaudited)

	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$583	$455
Short-term marketable securities	128	108
Accounts receivable, net of allowance for doubtful accounts of $8 and $7 at June 30, 2015 and December 31, 2014, respectively	243	151
Taxes receivable	24	-
Prepaid expenses and other current assets	34	33
Total current assets	1,012	747
Long-term marketable securities	35	31
Property and equipment, net	247	195
Intangible assets, net	199	214
Goodwill	743	734
Other long-term assets	41	37
TOTAL ASSETS	$2,277	$1,958

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$38	$19
Deferred merchant payables	242	93
Deferred revenue	88	57
Current portion of debt	1	78
Taxes payable	5	20
Accrued expenses and other current liabilities	148	114
Total current liabilities	522	381
Deferred income taxes, net	49	39
Other long-term liabilities	178	154
Long-term debt	287	259
Total Liabilities	1,036	833

Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares: 100,000,000	-	-
Shares issued and outstanding: 0 and 0
Common stock, $0.001 par value	-	-
Authorized shares: 1,600,000,000
Shares issued: 133,472,351 and 132,315,465
Shares outstanding: 131,278,178 and 130,121,292
Class B common stock, $0.001 par value	-	-
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999
Additional paid-in capital	687	673
Retained earnings	749	628
Accumulated other comprehensive income (loss)	(50)	(31)
Treasury stock-common stock, at cost, 2,194,173 and 2,194,173 shares	(145)	(145)
Total Stockholders’ Equity	1,241	1,125
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,277	$1,958

TripAdvisor, Inc.

Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Operating activities:
Net income	$58	$63	$68	$121	$136
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including amortization of internal-use software and website development	15	14	11	28	21
Stock-based compensation	18	16	15	34	29
Amortization of intangible assets	9	7	3	16	5
Deferred tax expense (benefit)	6	3	(4)	9	(3)
Excess tax benefits from stock-based compensation	(23)	(7)	(3)	(30)	(14)
Other, net	(3)	2	1	-	3
Changes in operating assets and liabilities, net of effects from acquisitions:	120	1	67	121	90
Net cash provided by operating activities	200	99	158	299	267

Investing activities:
Acquisitions, net of cash acquired	(24)	(5)	(152)	(29)	(152)
Capital expenditures, including internal-use software and website development	(23)	(31)	(22)	(54)	(42)
Purchases of marketable securities	(60)	(32)	(16)	(92)	(219)
Sales of marketable securities	21	25	272	46	324
Maturities of marketable securities	13	9	35	22	79
Net cash provided (used in) by investing activities	(73)	(34)	117	(107)	(10)

Financing activities:
Proceeds from Chinese credit facilities	2	2	3	4	8
Payments to Chinese credit facilities	(41)	-	-	(41)	(3)
Principal payments on term loan	(290)	(10)	(10)	(300)	(20)
Proceeds from revolving credit facility, net of financing costs	287	-	-	287	-
Proceeds from exercise of stock options	1	8	-	9	2
Payment of minimum withholding taxes on net share settlements of equity awards	(49)	(13)	(5)	(62)	(23)
Excess tax benefits from stock-based compensation	23	7	3	30	14
Proceeds from lease incentives related to construction financing obligation on build to suit lease	9	3	-	12	-
Payments on construction financing obligation	-	-	(1)	-	(2)
Net cash used in financing activities	(58)	(3)	(10)	(61)	(24)
Effect of exchange rate changes on cash and cash equivalents	9	(12)	3	(3)	3
Net increase in cash and cash equivalents	78	50	268	128	236
Cash and cash equivalents at beginning of period	505	455	319	455	351
Cash and cash equivalents at end of period	$583	$505	$587	$583	$587

TripAdvisor, Inc.

Segment Information

(in millions)

(Unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	Q / Q Growth	Y / Y Growth
REVENUE:
Hotel	$343	$320	$303	7%	13%
Other	62	43	20	44%	210%
Total revenue	$405	$363	$323	12%	25%
Adjusted EBITDA (1):
Hotel	$125	$132	$130	(5)%	(4)%
Other	(2)	(5)	(1)	60%	(100)%
Total Adjusted EBITDA	$123	$127	$129	(3)%	(5)%
Adjusted EBITDA Margin (1):
Hotel	36%	41%	43%
Other	(3)%	(12)%	(5)%

	Six Months Ended
	June 30, 2015	June 30, 2014	YTD / YTD Growth
REVENUE:
Hotel	$663	$569	17%
Other	105	35	200%
Total revenue	$768	$604	27%
Adjusted EBITDA (1):
Hotel	$257	$254	1%
Other	(8)	(3)	(167)%
Total Adjusted EBITDA	$249	$251	(1)%
Adjusted EBITDA Margin (1):
Hotel	39%	45%
Other	(8)%	(9)%

(1)	See definitions and discussion of Adjusted EBITDA and Adjusted EBITDA margin below in our non-GAAP measures discussion.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in GAAP in our press release and related conference call or webcast, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We use the following non-GAAP measures: non-GAAP selling and marketing expense, non-GAAP technology and content expense, non-GAAP general and administrative expense, non-GAAP net income, non-GAAP diluted shares, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow, non-GAAP revenue before effects of foreign exchange, non-GAAP CPC revenue before effects of foreign exchange and Adjusted EBITDA before effects of foreign exchange.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare TripAdvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We define our non-GAAP financial measures as below:

TripAdvisor defines “non-GAAP Selling and Marketing” and “non-GAAP Technology and Content” as GAAP Selling and Marketing and GAAP Technology and Content, respectively, before stock-based compensation expense. TripAdvisor defines “non-GAAP General and Administrative” expenses as GAAP General and Administrative expenses, respectively, before stock-based compensation expense and other non-recurring expenses.

TripAdvisor defines “non-GAAP net income” as net income before expenses related to stock-based compensation and amortization of intangible assets and non-recurring expenses, net of related tax effects.

TripAdvisor defines “non-GAAP net income per diluted share” as non-GAAP net income divided by non-GAAP diluted shares, which includes dilution from options per the treasury stock method and includes all weighted average shares relating to RSUs in shares outstanding for Non-GAAP net income per diluted share.

TripAdvisor defines “Adjusted EBITDA” as net income (loss) plus: (1) provision for income taxes; (2) other income (expense), net; (3) depreciation of property and equipment, including amortization of internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation and other stock-settled obligations; (6) goodwill, long-lived assets and intangible asset impairments; and (7)  other non-recurring expenses. Adjusted EBITDA is the primary metric by which management evaluates the performance of its business and on which internal budgets are based. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. We believe that by excluding certain non-cash expenses, such as stock-based compensation, stock-settled obligations, asset impairments, and non-recurring expenses, Adjusted EBITDA corresponds more closely to the cash that operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA as a percentage of revenue.

TripAdvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business.

TripAdvisor calculates our foreign exchange effect of revenue or, “non-GAAP revenue before effects of foreign exchange” and “non-GAAP CPC revenue before effects of foreign exchange” on a constant currency basis, by excluding the effects of foreign exchange on revenue by translating actual revenue for the current year three months ended using the prior year's quarterly average exchange rates for our settlement currencies other than the U.S. dollar. We believe this is a useful metric that facilitates comparison to our historical performance.

TripAdvisor calculates our foreign exchange effect of Adjusted EBITDA or, “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the effects of foreign exchange by translating all amounts included in Adjusted EBITDA for the current year three months ended using the prior year's quarterly average exchange rates for our settlement currencies other than the U.S. dollar. We believe this is a useful metric that facilitates comparison to our historical performance.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except share amounts which are reflected in thousands and per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Non-GAAP operating expenses:
GAAP Selling and marketing	$192	$157	$127	$350	$228
Subtract: Stock-based compensation expense	4	4	3	8	6
Non-GAAP Selling and marketing	$188	$153	$124	$342	$222

GAAP Technology and content	$50	$49	$41	$99	$79
Subtract: Stock-based compensation expense	7	6	6	13	12
Non-GAAP Technology and content	$43	$43	$35	$86	$67

GAAP General and administrative	$44	$33	$32	$77	$58
Subtract: Stock-based compensation expense and other non-recurring expenses	9	6	6	15	11
Non-GAAP General and administrative	$35	$27	$26	$62	$47

Non-GAAP net income and net income per share:
GAAP net income	$58	$63	$68	$121	$136
Add: Stock based compensation expense	18	16	15	34	29
Add: Amortization of intangible assets	9	7	3	16	5
Add: Other non-recurring expenses	2	-	-	2	-
Subtract: Income tax effect of Non-GAAP adjustments (1)	8	6	5	14	9
Non-GAAP net income	$79	$80	$81	$159	$161

GAAP diluted shares	145,959	145,872	145,782	145,916	145,724
Add: Additional restricted stock units	1,335	1,196	1,034	1,309	940
Non-GAAP diluted shares	147,294	147,068	146,816	147,225	146,664

GAAP net income per diluted share	$0.40	$0.43	$0.47	$0.83	$0.93
Non-GAAP net income per diluted share	0.54	0.54	0.55	1.08	1.10

Adjusted EBITDA:
Net Income	$58	$63	$68	$121	$136
Add: Provision for income taxes	24	23	30	47	56
Add: Other expense, net	(3)	4	2	1	4
Add: Depreciation and amortization of intangible assets	24	21	14	44	26
Add: Stock-based compensation	18	16	15	34	29
Add: Other non-recurring expenses	2	-	-	2	-
Adjusted EBITDA	$123	$127	$129	$249	$251

Divide by:
Revenue	$405	$363	$323	$768	$604
Adjusted EBITDA margin	30%	35%	40%	32%	42%

Free Cash Flow:
Net cash provided by operating activities	$200	$99	$158	$299	$267
Subtract: Capital expenditures	23	31	22	54	42
Free cash flow	$177	$68	$136	$245	$225

Revenue Before Effects of Foreign Exchange:
Total Revenue	$405	$363	$323	$768	$604
Effects of foreign exchange	34	18	(6)	51	(9)
Non-GAAP revenue before effects of foreign exchange	$439	$381	$317	$819	$595

CPC Revenue Before Effects of Foreign Exchange:
CPC revenue	$266	$249	$235	$515	$442
Effects of foreign exchange	27	14	(5)	40	(7)
Non-GAAP CPC revenue before effects of foreign exchange	$293	$263	$230	$555	$435

Adjusted EBITDA Before Effects of Foreign Exchange:
Adjusted EBITDA	$123	$127	$129	$249	$251
Effects of foreign exchange	26	13	(4)	39	(6)
Adjusted EBITDA before effects of foreign exchange	$149	$140	$125	$288	$245
(1)	Represents the reduction in the income tax benefit recorded for all periods presented based on our effective tax rate, adjusted for non-GAAP items.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, and the Company’s prospects as a comprehensive destination for hotels, attractions, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our chief executive officer with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in TripAdvisor’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, TripAdvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(781) 800.5000

ir@tripadvisor.com

Media

(617) 670.6575

uspr@tripadvisor.com